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                                                                   EXHIBIT 23(d)




                              ACCOUNTANTS' CONSENT



The Shareholders and Board of Directors
Capitol American Financial Corporation:

     We consent to the incorporation by reference herein of our reports dated January 31, 1996, related to the consolidated financial statements and related financial statement schedules of Capitol American Financial Corporation and subsidiaries, and to the reference to our firm under the headings "Selected Historical Financial Information of CAF" and "Experts" in the Joint Proxy Statement/Prospectus.




                                       /s/ KPMG PEAT MARWICK LLP
                                       -------------------------

                                       KPMG PEAT MARWICK LLP

Columbus, Ohio
October 22, 1996